UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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SWK HOLDINGS CORPORATION

14755 Preston Road; Suite 105

Dallas, Texas 75254

Dear Fellow Stockholders:

You are cordially invited to attend our 2015 Annual Meeting of Stockholders to be held at the 5-Star Conference Center, 14785 Preston Road, Dallas, Texas 75254, on Wednesday, May 20, at 9:00 a.m. Central time.

The matters expected to be acted upon at our 2015 Annual Meeting of Stockholders are the election of the Class I director, the ratification of the appointment of Burr Pilger Mayer, Inc. as our independent auditors for the fiscal year ending December 31, 2015, the approval on an advisory basis of the compensation paid to certain officers, determination of the frequency of the advisory vote on compensation paid to certain executive officers, approval of an amendment to certificate of incorporation to declassify the board, and approval of a reverse stock split.

These proposals are described in detail in the accompanying Notice of the 2015 Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend our 2015 Annual Meeting of Stockholders, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope prior to our 2015 Annual Meeting of Stockholders so that your shares will be represented the meeting. Returning the proxy card does not deprive you of your right to attend our 2015 Annual Meeting of Stockholders and to vote your shares in person in accordance with the procedures set forth in the proxy statement.

Thank you for your continued support.

Sincerely,

Michael Weinberg
Chairman of the Board

Dallas, Texas

April 27, 2015

This Proxy Statement will first be mailed to the Company’s stockholders on or about April 27, 2015.

SWK HOLDINGS CORPORATION

14755 Preston Road; Suite 105

Dallas, Texas 75254

NOTICE OF THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders of SWK Holdings Corporation, a Delaware corporation (the “Company”), will be held at the 5-Star Conference Center, 14785 Preston Road, Dallas, Texas 75254 on Wednesday, May 20, at 9:00 a.m. Central time.

At this annual meeting, you will be asked to consider and vote upon the following matter:

1.	The election of Michael Weinberg, as a director of the Company to serve until our 2018 Annual Meeting of Stockholders and until a successor has been elected and qualified, or until earlier resignation, death or removal.

2.	The ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent auditors for the fiscal year ending December 31, 2015.

3.	The approval on an advisory basis of the compensation paid to certain executive officers.

4.	The determination of whether the advisory vote on the compensation paid to certain executive officers should be held every one, two or three years.

5.	The approval of an amendment to Article VI of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to declassify the Board of Directors.

6.	The approval of a resolution granting the Board the authority to amend the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effectuate a reverse stock split

You may also be asked to transact such other business as may properly come before our 2015 Annual Meeting of Stockholders and any postponement or adjournment of our 2015 Annual Meeting of Stockholders.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on April 24, 2015 are entitled to notice of and to vote at our 2015 Annual Meeting of Stockholders and any postponement or adjournment of our 2015 Annual Meeting of Stockholders.

By Order of the Board of Directors,

Parth S. Munshi
General Counsel and Secretary

Dallas, Texas

April 27, 2015

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED.

Important notice regarding the availability of proxy materials for the 2015 Annual Meeting of Stockholders to be held on May 20, 2015:

This notice of the 2015 Annual Meeting of Stockholders, the proxy statement and the Company’s Annual Report for the year ended December 31, 2014 are available at www.swkhold.com/proxy.

SWK HOLDINGS CORPORATION

14755 Preston Road, Suite 105

Dallas, Texas 75254

PROXY STATEMENT

April 27, 2015

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of SWK Holdings Corporation, a Delaware corporation, for use at our 2015 Annual Meeting of Stockholders (the Annual Meeting”) to be held at the 5-Star Conference Center, 14785 Preston Road, Dallas, Texas 75254 on May 20, 2015, at 9:00 a.m. Central Time, and at any postponement or adjournment of such meeting. This Proxy Statement, the accompanying Notice of the Annual Meeting and form of proxy will first be mailed to our stockholders on or about April 27, 2015. Our stockholders are encouraged to review the information provided in this Proxy Statement in conjunction with our 2014 Annual Report, a copy of which also accompanies this Proxy Statement. References in this Proxy Statement to “SWK,” “Company,” “we,” “our” and “us” collectively refer to SWK Holdings Corporation.

Many of our stockholders hold their common stock through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request and obtain a legal proxy from your broker, bank or nominee. Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

VOTING INFORMATION

Record Date and Quorum

A quorum is required for our stockholders to conduct business at the annual meeting. The holders of a majority of the shares of our common stock outstanding entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. Only holders of our common stock of record at the close of business on April 24, 2015, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. At the close of business on the record date, we had approximately 131,134,556 shares of common stock outstanding and entitled to vote.

Voting Rights

Only holders of our common stock as of the record date are entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. Shares may not be voted cumulatively. Abstentions and broker non-votes, described below, will be considered as present for purposes of determining a quorum.

Required Votes

Proposal 1. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the director nominee for election as a director who receive the highest number of affirmative votes at the Annual Meeting will be elected as a director. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

The Board recommends a vote FOR the nominee.

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Proposal 2. The ratification of the Audit Committee’s appointment of Burr Pilger Mayer, Inc. (“BPM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015, requires the affirmative vote of a majority of votes cast on the proposal. Abstentions will have no effect on the outcome of the vote on this proposal.

Proposal 3. The approval, on an advisory basis, of the compensation paid to certain executive officers requires the affirmative vote of a majority of votes cast on the proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal 4. The determination of the frequency of the advisory vote on the compensation paid to certain executive officers will be based on a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

Proposal 5. The approval of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify the Board requires the affirmative vote of 66 and 2/3% of the shares outstanding and entitles to vote on the election of directors. Abstentions and broker non-votes will have the effect of a vote against the proposal.

Proposal 6. The approval of the resolution granting the Board the authority to amend the Certificate of Incorporation to effectuate the reverse stock split requires the affirmative vote of a majority of those shares present in person or represented by proxy at the meeting that are entitled to vote on the proposal. Abstentions and broker non-votes will have the effect of a vote against the proposal.

The Board recommends a vote FOR (i) the nominee; (ii) the ratification of the appointment of BPM; (iii) approval, on an advisory basis, of the compensation paid to certain executive officers; and (iv) the amendment to the Certificate of Incorporation to declassify the Board; and (v) the resolution granting the Board the authority to amend the Certificate of Incorporation to effectuate the Reverse Stock Split.

The Board is not making a recommendation on the determination of the frequency of the advisory vote of the compensation paid to certain executive officers.

If any other matter is properly submitted to stockholders at the Annual Meeting, its adoption will generally require the affirmative vote of holders of a majority of votes cast on the proposal, in person or by proxy. The Board does not propose to conduct any business at the annual meeting other than as stated above. If you grant a proxy, Winston L. Black, Managing Director, Charles Jacobson, Chief Financial Officer and Parth S. Munshi, General Counsel and Secretary (collectively referred to as the “proxyholders”) will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present any additional proposals at the Annual Meeting.

Tabulation of Votes

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting. We intend to announce the preliminary voting results at the annual meeting and, in accordance with rules of the Securities and Exchange Commission (the “SEC”), we intend to publish the final results in a current report on Form 8-K within four business days of the annual meeting.

Voting by Stockholders of Record and Beneficial Owners

Stockholders of Record.    If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters.

If you are a stockholder of record and attend the annual meeting, you may deliver your completed proxy card or vote by ballot. Even if you plan to be present at the meeting, we encourage you to vote your shares prior to the meeting.

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Beneficial Owners.    If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable law, a bank, broker or nominee has the discretion to vote on routine matters, which includes the ratification of the appointment of an independent registered public accounting firm. For all other matters at the Annual Meeting, brokers and certain banks and nominees will be unable to vote on your behalf if you do not instruct them how to vote your shares in the manner set forth on your voting instruction card (referred to as “broker non-votes”). Therefore, it is very important for you to vote your shares for each proposal.

If you hold your common shares through a bank, broker or other nominee and want to vote such shares in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee giving you the power to vote such shares. Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

Expenses of Solicitation of Proxies

We are paying the expenses of soliciting the proxies to be voted at the Annual Meeting. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of the proxies. In these cases, we will, upon their request, reimburse such record holders for their reasonable expenses. Proxies may also be solicited by some of our directors, officers and employees and consultants, without additional compensation, in person or by telephone.

Revocability of Proxies

Stockholders of Record.    You may change your vote at any time before the proxy is exercised by voting in person at the annual meeting or by filing with our Secretary either a notice revoking the proxy or a properly signed proxy, in each case bearing a later date. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you file the proper documentation.

Beneficial Owners.    If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.

Communicating with Members of the Board

Stockholders may communicate with any of our directors by written mail addressed to the Secretary, SWK Holdings Corporation, 14755 Preston Road; Suite 105, Dallas, Texas 75254. Stockholders are encouraged to include proof of ownership of the Company’s stock in such communications. The Secretary will forward all communications to the applicable director or directors.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders to Be Held May 20, 2015: The Notice of the Annual Meeting, this Proxy Statement, and the Company’s Annual Report for the year ended December 31, 2014, are available at www.swkhold.com/investor-relations/proxy.

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PROPOSAL 1—ELECTION OF DIRECTORS

The Board is comprised of five directors, comprised of one Class I director, two Class II directors and two Class III directors. One director is to be elected at the Annual Meeting as a Class I director for a term of three years with the term expiring at the 2018 annual meeting of stockholders and until a successor has been elected and qualified, or until earlier resignation, death or removal.

The term of office of Michael D. Weinberg, our Class I director, will expire at the Annual Meeting. The term of office of our Class II directors, J. Brett Pope and Edward B. Stead, will expire at the annual meeting of stockholders to be held in 2016. The term of office of our Class III directors, D. Blair Baker and Christopher W. Haga, will expire at the annual meeting of stockholders to be held in 2017.

The Board of Directors has nominated Michael Weinberg to stand for reelection as a Class I director for a term expiring at the annual meeting of stockholders to be held in 2018 and until his or her successor is elected and qualified. Mr. Weinberg has consented to being named in this Proxy Statement and to serve if elected. In the event that Mr. Weinberg is unable to serve for any reason, the Board may designate a new nominee and the proxies may be voted for such substitute nominee as the proxy holder may determine. Alternatively, the Board may reduce the size of the Board.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of Directors.

Although our Board is currently divided into three classes as described above, we are proposing an amendment to our Certificate of Incorporation to declassify our Board. Under this proposed amendment, declassification of the Board would be phased-in beginning with the 2016 Annual Meeting. The phase-in would allow directors elected at or prior to the 2015 Annual Meeting to complete their respective terms. For additional information, please see “Proposal 5 – Approve an Amendment to the Company’s Second Amended and Restated Certificate of Incorporation to Declassify the Board.”

Director Nominee AND CONTINUING DIRECTORS

The following table sets forth the names of the director nominees and our continuing directors and information about each (including their ages as of April 15, 2015):

		Committee		Director
Name	Age	Memberships	Principal Occupation	Since

Michael D. Weinberg	50	Governance, Compensation	Employee of Carlson Capital, L.P.	2009

D. Blair Baker	54	Audit	President, Precept Capital Management	2014

Christopher W. Haga	47	Compensation	Portfolio Manager and Head of Strategic Investments, Carlson Capital, L.P.	2014

J. Brett Pope	43		Chief Executive Officer	2012

Edward B. Stead	68	Audit, Governance	Private Investor	2014

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Director Nominee

Michael D.  Weinberg.   Mr. Weinberg has served on the board since December 2009 and was recommended as a nominee to the board of directors by Carlson Capital, L.P.  (“Carlson Capital”), an investment management business which, as of April 24, 2015, beneficially owned 69.0% of our outstanding Common Stock. Mr. Weinberg is Managing Director - Special Projects for Carlson and has served in a variety of investment and operational roles at Carlson since November 1999. From January 1996 to November 1999, Mr. Weinberg was Director of Investments at Richmont Capital Partners, L.P., the investment affiliate of privately-held Mary Kay Cosmetics. Prior to Mary Kay, Mr. Weinberg also held positions as an analyst for Greenbrier Partners, a value oriented hedge fund, and as an associate attorney for the law firm of Baker Botts L.L.P. Mr. Weinberg holds a B.A. degree from the Plan II Liberal Arts Honors Program and a J.D. degree, both from the University of Texas at Austin. Mr. Weinberg is a CFA Charterholder.  Mr. Weinberg is also a Director of Barbican Holding Company Limited, a Guernsey based insurance holding company.

Continuing Directors

D. Blair Baker. Mr. Baker was appointed to the Board in August 2014. Mr. Baker has served as the president of Precept Capital Management (“Precept”), an investment management company based in Dallas, Texas, since he founded Precept in 1998. Precept invests across multiple industries and asset types, focusing primarily on publicly-traded securities. His investments in the healthcare sector have included pharmaceutical, medical device, biotech, medical services and medical technology. He has extensive relationships throughout the industry. Mr. Baker also formed an oil and gas operating company with ongoing operations in the Fort Worth Basin in North Texas. Other relevant prior experience includes Mr. Baker’s position as vice president and securities analyst covering telecommunications equipment companies at Rauscher Pierce Refsnes (later acquired by RBC) and as a member of the research team at Friess Associates that managed $7 billion of client assets.

Christopher W. Haga. Mr. Haga was appointed to the Board in August 2014, Mr. Haga is Portfolio Manager and Head of Strategic Investments at Carlson. Mr. Haga, who joined Carlson in 2003, has 22 years of experience in public and private investing, investment banking and structured finance. His role at Carlson includes public and private investing in financial institutions, energy companies and special situations. Prior to Carlson, Mr. Haga held investment banking and principal investing roles at RBC Capital Markets, Stephens, Inc., Lehman Brothers (London) and Alex. Brown & Sons. Mr. Haga holds a B.S. degree in Business Administration from the University of North Carolina at Chapel Hill and an M.B.A. degree from the University of Virginia.

J. Brett Pope. Mr. Pope joined the Board in July 2012. Mr. Pope has been the Company’s Chief Executive Officer since May 2012. From 2009 to May 2012, Mr. Pope was an executive with PBS Capital Management, LLC, an investment management business investing in pharmaceutical royalties and healthcare equities that Mr. Pope co-founded in 2009. Prior to PBS Capital, Mr. Pope was with Highland Capital Management, L.P., serving as a Senior Portfolio Analyst from 2001 to 2003, Portfolio Manager from 2003 to 2005 and a Partner and Senior Portfolio Manager from 2005 to 2008. Mr. Pope covered investments in several different industries, at one point managing an $8 billion portfolio, with approximately $4 billion made up of healthcare investments across the capital structure. From 1999 to 2001, Mr. Pope served as Senior Research Analyst at Streetadvisor.com, covering the healthcare sector. From 1996 to 1999, Mr. Pope served as Senior Research Analyst at Southwest Securities, covering the Financial Services and Building and Construction Products sectors. Prior to Southwest Securities, Mr. Pope also served as an equity research analyst for Hodges Capital Management and a financial analyst for Associates First Capital. Mr. Pope received a BBA in Finance from the University of Texas at Austin where he graduated Magna Cum Laude. Mr. Pope has earned the right to use the Chartered Financial Analyst designation.

 Edward B. Stead. Mr. Stead was appointed to the Board in August 2014. Mr. Stead began his career as a lawyer at IBM from 1973 to 1985. He then served at Apple Computer, Inc. from 1987 until 1996, where he held titles up to and including Senior Vice President, General Counsel and Secretary. At Apple, Mr. Stead led the significant advance of Apple in filing of patented inventions. He also served as Executive Vice President, General Counsel and Secretary of Blockbuster, Inc. from 1997 until 2006. Mr. Stead has served on the Legal Advisory Boards of both the NYSE and the NASD. He is currently a member of the American Law Institute and serves on the Advisory Boards of the Perot Museum on Nature and Science as well as the Booker T. Washington High School for the Performing and Visual Arts. Mr. Stead’s current primary occupation is a private investor.

The Board recommends a vote FOR the election of the director nominee.

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Board Meetings, Director Independence and Annual Meeting Attendance

Independence

The Board has adopted the definitions, standards and exceptions to the standards for evaluating director independence provided in the NASDAQ Stock Market rules, and determined that four of our current directors, Mr. Baker, Mr. Haga, Mr. Stead and Mr. Weinberg, are independent under the rules of The NASDAQ Stock Market.

  The Board met 14 times in 2014, including telephone conference meetings.  During 2014, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such director served during the time period for which each such director served on the Board.

Committees of the Board

The Board has three standing committees: the audit committee, the compensation committee, and the governance and nominating committee.

Audit Committee.  We have a standing audit committee of the Board (the “Audit Committee”) established in accordance with Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The members of our Audit Committee are Messrs. Baker (Chair) and Stead.  Each member of the Audit Committee meets the independence and other requirements to serve on our Audit Committee under the NASDAQ Stock Market Rules and the rules of the Securities and Exchange Commission (“SEC”).  In addition, the Board determined that Mr. Baker is an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee met 4 times in 2014.  The Board has adopted a written charter for the Audit Committee, a copy of which is posted in the Corporate Governance section of our Internet website (at www.swkhold.com).  The principal functions of the Audit Committee are to oversee our accounting and financial reporting processes and the audits of our financial statements, oversee our relationship with our independent auditors, including selecting, evaluating and setting the compensation of, and approving all audit and non-audit services to be performed by the independent auditors, and facilitate communication among our independent auditors and our financial and senior management.

Compensation Committee.  We have a standing compensation committee of the Board (the “Compensation Committee”).  The members of our Compensation Committee are Messrs. Weinberg (Chair) and Haga.

The Compensation Committee met 3 times in 2014.  Each current member of the Compensation Committee meets the independence and other requirements to serve on our Compensation Committee under the NASDAQ Stock Market Rules and the rules of the SEC.

The Board has adopted a written charter for the Compensation Committee, a copy of which is posted in the corporate governance section of our Internet website (at www.swkhold.com).  The Compensation Committee has responsibilities relating to the performance evaluation and the compensation of our Chief Executive Officer, the compensation of our executive officers and directors and our significant compensation arrangements, plans, policies and programs, including our stock compensation plans.  Certain of our executive officers, our outside counsel and consultants may occasionally attend the meetings of the Compensation Committee.  However, no officer of the Company is present during discussions or deliberations regarding that officer’s own compensation.

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Governance and Nominating Committee.  We have a standing governance and nominating committee of the Board (the “Governance and Nominating Committee”).  The members of our Governance and Nominating Committee are Mr. Weinberg (Chair) and Mr. Stead. The Governance and Nominating Committee did not meet in person in 2014.  It took all required action by written consent. Each of Messrs. Weinberg and Stead meets the independence and other requirements to serve on our Governance and Nominating Committee under the NASDAQ Stock Market Rules and the rules of the SEC.

The Board has adopted a written charter for the Governance and Nominating Committee, a copy of which is posted in the Corporate Governance section of our Internet website (at www.swkhold.com).  The Governance and Nominating Committee considers the performance of the members of the Board and nominees for director positions and evaluates and oversees corporate governance and related issues.

The goal of the Governance and Nominating Committee is to ensure that the members of the Board possess a variety of perspectives and skills derived from high-quality business and professional experience.  The Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.  To this end, the Governance and Nominating Committee seeks nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen and the ability to think strategically.  Although the Governance and Nominating Committee uses these and other criteria to evaluate potential nominees to the Board, it has no stated minimum criteria for such nominees.  The Governance and Nominating Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders.  To date, we have not paid any third parties to assist us in this process.

      The Governance and Nominating Committee will consider stockholder recommendations for director candidates.  The Governance and Nominating Committee has established the following procedure for stockholders to submit such recommendations for which there has been no material change: the stockholder should send the name of the individual and related personal and professional information, including a list of references to our Governance and Nominating Committee, in care of the Corporate Secretary at our principal executive offices, sufficiently in advance of the annual meeting to allow the Governance and Nominating committee appropriate time to consider the recommendation.

Board Leadership Structure and Risk Oversight

We separated the roles of Chief Executive Officer and Chairman of the Board.  Mr. Weinberg serves as Chairman of the Board, while Mr. Pope serves as Chief Executive Officer of the Company.  The Board believes the separation of these roles enables effective oversight of management and provides checks and balances with respect to the decision making process at the Company.

The Board, in conjunction with the Company’s officers, is responsible for considering, identifying and managing material risks to the Company.  The audit committee plays a critical role in evaluating and managing internal controls, financial risk exposure and monitoring the activities of the Company’s independent registered public accounting firm.  The entire Board also receives updates at each Board meeting regarding any material risks from the Company’s management.

Compensation of Directors

For 2014, each non-employee director was granted 35,000 restricted shares of our common stock annually. The restricted stock fully vests on January 31, 2015 and is forfeited if the Board member does not complete the year of service, unless otherwise provided.

Beginning January 2015, the Company amended the compensation structure for non-employee directors to provide for (i) an annual cash retainer of $45,000 and (ii) a grant of 10,000 shares of restricted stock. In addition, each member of (i) the Audit Committee is entitled to an additional annual retainer of $10,000; (ii) the Compensation Committee is entitled to an additional annual retainer of $1,000; and (iii) the Governance and Nominating Committee is entitled to an additional annual retainer of $2,000. The foregoing is paid quarterly in arrears on each of March 31, June 30, September 30 and December 31. Each non-employee directors may elect to receive 100% of the cash retainer payable, including committee fees, in shares of common stock based on the closing price of the common stock on the date of payment.

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We reimburse our directors for reasonable travel and other reasonable expenses incurred in connection with attending the meetings of the Board.  The Company is also party to indemnification agreements with each of its directors.

2014 Director Compensation

The table below summarizes the compensation paid by the Company to non-executive directors for the fiscal year ended December 31, 2014.  Mr. Pope, as an employee of the Company, does not receive any additional compensation for his service on the Board.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Award(1) ($) (c)	Total ($) (h)
D. Blair Baker	$0	$15,259	$15,259
Christopher W. Haga	0	15,259	15,259
J. Brett Pope	0	0	0
Edward B. Stead	0	15,259	15,259
Michael D. Weinberg	0	39,550	39,550
William Clifford (2)(3)	50,000	39,550	89,550
Michael Margolis (2)(3)	50,000	39,550	89,550
John Nemelka (2)	0	39,550	39,550

(1)	The amounts reported represent the stock-based compensation expense that was calculated in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). Information about the assumptions used to value these awards can be found in Note 7 to the Company’s consolidated financial statements. As described above, Messrs. Clifford, Margolis, Nemelka and Weinberg were granted 35,000 shares of restricted stock on January 31, 2014. Messrs. Baker, Haga and Stead were granted 11,220 shares of restricted stock on January 9, 2015. The shares granted to Messrs. Baker, Haga, Stead and Weinberg vested on January 31, 2015. The shares granted to Messrs. Clifford, Margolis and Nemelka vested on August 18, 2014.

(2)	Messrs. Clifford, Margolis and Nemelka resigned from the board of directors effective August 18, 2014.

(3)	Represents payments to Messrs. Clifford and Margolis for their service as a member of a special committee of the Board.

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EXECUTIVE OFFICERS

The biographical information for Mr. Pope, our Chief Executive Officer, is set forth above under Directors.

Winston Black.  Mr. Black, age 39, joined SWK as Managing Director in May 2012 from PBS Capital Management, LLC, an investment management business investing in pharmaceutical royalties and healthcare equities that Mr. Black co-founded in 2009. Prior to PBS Capital, Mr. Black was a Senior Portfolio Analyst at Highland Capital Management, L.P. from September 2007 to March 2009 where he managed a portfolio of approximately $2 billion in healthcare investments. Prior to joining Highland, Mr. Black served as COO/Analyst and Chief Compliance Officer at Mallette Capital Management, Inc., a $200 million biotech focused hedge fund. Prior to Mallette Capital, Mr. Black was Vice President, Corporate Development for ATX Communications, Inc. Mr. Black began his career as an Analyst in the Healthcare and Telecommunications groups at Salomon Smith Barney. Mr. Black received MBAs with distinction from both Columbia Business School and London Business School and received a BA in Economics from Duke University, where he graduated Cum Laude.

Charles Jacobson. Mr. Jacobson, age 43, was appointed CFO in September 2012. He serves as the CEO and Managing Director of Pine Hill Group, LLC (“Pine Hill”), a consulting firm which he co-founded in 2007. Pine Hill provides management level finance, accounting and transaction advisory services to middle market public and private companies. From 2012 to 2013, Mr. Jacobson served as CEO and CFO of Pro Capital, LLC (“Pro Cap”), an investment management business specializing in investments of municipal tax liens. Mr. Jacobson also served on Pro Cap’s board of managers, from 2012 to 2014. From 2008 to 2011, Mr. Jacobson served as CFO of FS Investment Corporation pursuant to an agreement between Pine Hill and FS Investment Corporation. From 2001 to 2007, Mr. Jacobson worked for ATX Communications, Inc. (“ATX”), becoming the organization’s senior vice president of finance where he was responsible for managing ATX’s finance organization. Prior to working for ATX, Mr. Jacobson held senior managerial audit positions with Ernst & Young LLP from 1999 to 2001 and with BDO Seidman, LLP from 1996 to 1999, where he was responsible for audit engagements of private, pre-IPO and publicly traded companies in a variety of different industries. Mr. Jacobson began his professional career in 1993 at a regional public accounting firm where he performed audits on governmental entities. Mr. Jacobson is a Certified Public Accountant and holds a B.S. in Accounting from Rutgers University.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The table below summarizes the total compensation earned by each of the named executive officers for the fiscal years ended December 31, 2014, and 2013.

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Option Awards ($)	Total
J. Brett Pope, CEO	2014	$212,180	$324,841	$162,187	$699,838
	2013	205,746	77,919	0	283,665

Winston Black, Managing Director	2014	212,180	324,841	162,187	699,838
	2013	205,746	77,919	0	283,665

Charles Jacobson, CFO(1)	2014	0	0	0	0
	2013	0	0	0	0

(1)	Mr. Jacobson was appointed CFO effective September 4, 2012. He is not an employee of the Company and receives no salary or other compensation from the Company. He serves as the Company’s CFO pursuant to an agreement between the Company and Pine Hill. All of Mr. Jacobson’s compensation is paid by Pine Hill.

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Salary

The amount in the Salary column represents the base salary earned by each of the Named Executive Officers in the applicable year.

Bonus

The amounts in the bonus column represent bonus awards to Messrs. Pope and Black calculated in accordance with their employment agreements. The bonus for 2013 was paid in April 2014 and the bonus for 2014 was paid in April 2015.

Option Awards

The values for option awards in this column represent the grant date fair value of stock options granted in 2014, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 7 to the Company’s consolidated financial statements. On August 18, 2014, each of Messrs. Pope and Black were granted options to acquire 1,000,000 shares of common stock at an exercise price of $1.37 per share. Fifty percent of the options vest over 4 years beginning December 31, 2015 and fifty percent vest if the 30-day average closing stock price exceeds $2.06.

Material Terms of Employment

On May 15, 2012, the Company entered into employment agreements with each of Messrs. Pope and Black, providing for annual salaries of $200,000 each plus an annual bonus potential based on the Company’s annual pre-tax profit. The annual salaries are subject to cost-of-living increases. The total bonus pool will constitute 10.0% to 10.5% of pre-tax profit (as defined in the agreements) in 2013 and 2014, respectively, and subject to certain adjustments. Both Mr. Pope’s and Mr. Black’s employment agreements provide for 6 months’ severance in the event they are terminated by the Company without cause or they resign for good reason. In addition, the Company can elect to pay Mr. Pope and Mr. Black their annual salaries for up to eighteen months (following the six months’ severance period ) to enforce a non-compete and non-solicitation agreement for up to two years from the date of their separation from the Company. The Company is also party to indemnification agreements with its executive officers that may require the Company to indemnify such officers against liabilities that may arise by reason of the officers’ status or service.   The employment agreements were scheduled to expire on December 31, 2014, but were superseded by the employment agreements described in the next paragraph.

On August 18, 2014, the Company entered into new employment agreements with each of Messrs. Pope and Black for terms expiring on December 31, 2018, unless earlier terminated (the “Term”). The agreements provide for annual salaries of (i) $200,000 through December 31, 2014 and (ii) $240,000 beginning January 1, 2015 through the end of the Term each, plus an annual bonus potential based on the Company’s annual pre-tax profit. The total bonus pool for 2014 will equal (i) 10.5% of the average pre-tax profit (as defined in the agreements) for 2014 and 2013 multiplied by (ii) one plus 50% of the Return on Equity (as defined in the agreements), subject to certain adjustments. For 2015 and beyond, the total bonus pool will equal (i) 11.0% of the average pre-tax profit for the year of calculation and the immediately prior year multiplied by (ii) one plus 50% of the Return on Equity (as defined in the agreements), subject to certain adjustments. Both Mr. Pope’s and Mr. Black’s employment agreements provide for 6 months’ severance in the event that Mr. Pope or Mr. Black is terminated by the Company without cause or he resigns for good reason. In addition, the Company can elect to pay Mr. Pope and Mr. Black their annual salaries for up to eighteen months (following the six months’ severance period) to enforce a non-compete and non-solicitation agreement for up to two years from the date of their separation from the Company. The Company is also party to indemnification agreements with its executive officers that may require the Company to indemnify such officers against liabilities that may arise by reason of the officers’ status or service.

Since the employees of the Company are at will, the Company does not believe that there are any material risks arising from the Company’s compensation policies and practices for its employees.

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2010 Equity Incentive Plan

On November 8, 2010, the Board approved the 2010 SWK Holdings Corporation Equity Incentive Plan (the “2010 Plan”).  The purpose of the 2010 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, by offering them an opportunity to participate in the Company’s future performance through the grant of equity awards.  The 2010 Plan is administered by the Compensation Committee of the Board.   The 2010 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof.  The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests.  At any time after the grant of an award, the administrator may accelerate the period during which the award vests.

Outstanding Equity Awards at December 31, 2014

Below are the options outstanding for the Company’s named executive officers as of December 31. 2011.  Mr. Nemelka was awarded these options prior to his appointment as an executive officer of the Company, in his capacity as a director of the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name (a)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)		Option Exercise Price ($)(e)	Option Expiration Date ($)(f)
J. Brett Pope	750,000	(1)	$0.83	12	/31/2022
	1,000,000	(2)	1.37	8	/18/2024
Winston Black	750,000	(1)	$0.83	12	/31/2022
	1,000,000	(2)	1.37	8	/18/2014

(1)	The options vest in 25% increments based upon the Company’s 60-day average stock price performance between $1.24 and $2.49 prior to December 31, 2018.

(2)	Fifty percent of the options vest over 4 years beginning December 31, 2015 and fifty percent vest if the 30-day average closing stock price exceeds $2.06 prior to December 31, 2018.

2014 Option Exercises

None of our named executive officers acquired shares of our common stock pursuant to the exercise of options during our fiscal year ended December 31, 2014.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Messrs. Weinberg and Haga. From January 1, 2014 to August 18, 2014, the members of the Compensation Committee were Messrs. Weinberg and Margolis. No members of our Compensation Committee were employees of SWK during 2014. During 2014, none of our executive officers served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board or our Compensation Committee.

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PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed BPM as the Company’s independent registered public accounting firm to perform the audit of our financial statements for the year ending December 31, 2015, and our stockholders are being asked to ratify this appointment. Our organizational documents do not require our stockholders to ratify the appointment of BPM as our independent registered public accounting firm. We are submitting the appointment of BPM to our stockholders for ratification because we believe it is a matter of good corporate practice. The Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. However, even if the stockholders ratify the appointment of BPM, the Audit Committee may in its sole discretion terminate the engagement of BPM and direct the appointment of another independent auditor at any time during the year, although it has no current intent to do so.

Representatives of BPM are expected to be present in person or by telephone at the Annual Meeting. If present, such representatives will have the opportunity to make a statement at the Annual Meeting if they wish and they will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the appointment of Burr Pilger Mayer Inc. as our independent registered public accounting firm.

2014 and 2013 Audit Fee Summary

Our independent registered public accounting firm, Burr Pilger Mayer, Inc. (“BPM”), audited our financial statements for the years ended December 31, 2014, and 2013.  Set forth below are the aggregated fees (in thousands) billed for audit and other services provided by BPM for 2014 and 2013:

	Year Ended December 31,
	2014	2013
Audit fees (1)	$124	$95
Audit-Related fees (2)	30	—
Tax fees	—	—
All other fees	—	—
Total fees	$154	$95

(1)	Consists of fees billed for professional services rendered for the audit of our annual financial statements and review of our quarterly condensed financial statements and services, such as consents and review of SEC comment letters that are normally provided by BPM in connection with statutory and regulatory filing engagements.

(2)	Consists of fees billed for professional services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit fees”. In 2014, these services included due services pertaining to the rights offering and the securities purchase transaction with affiliates of Carlson Capital, LP.

Our Audit Committee considers at least annually whether the provision of non-audit services by our independent registered public accounting firm is compatible with maintaining auditor independence.  This process includes:

●	Obtaining and reviewing, on at least an annual basis, a letter from the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and the Company required to be disclosed by Public Company Accounting Oversight Board standards, reviewing the nature and scope of such relationships, discussing these relationships with the independent registered public accounting firm and discontinuing any relationships that the Audit Committee believes could compromise the independence of the registered public accounting firm.

●	Obtaining reports of all non-audit services proposed to be performed by the independent registered public accounting firm before such services are performed, reviewing and approving or prohibiting, as appropriate, any non-audit services not permitted by applicable law. The Audit Committee may delegate authority to review and approve or prohibit non-audit services to one or more members of the Audit Committee, and direct that any approval so granted be reported to the Audit Committee at a following meeting of the Audit Committee.

All services provided by the Company’s independent registered public accounting firm in fiscal years 2014 and 2013 were approved in advance by the Audit Committee.

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Audit Committee Pre-Approval Policies and Procedures

All audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm must be pre-approved by the Audit Committee to assure that the provision of such services do not impair the firm’s independence.  The Audit Committee does not delegate its responsibility to pre-approve services performed by the independent auditors to management.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee.  The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other matters.  All other audit services not otherwise included in the annual audit services engagement must be specifically pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

The purpose of the Audit Committee of SWK Holdings Corporation (the “Company”) is to assist the Board in its oversight of the financial accounting, reporting and controls. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent” as set forth in the listing standards of The NASDAQ Stock Market. The Audit Committee operates pursuant to a charter, a copy of which is available under the heading “Corporate Governance” on the Company’s website (www.swkhold.com). The Audit Committee meets with the Company’s management and with our independent registered public accounting firm, with and without management present, to discuss the scope and plans for their audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee met 4 times during 2014.

The current members of the Audit Committee are Mr. Baker and Mr. Stead.

In performing its oversight role during the period since its last report, the Audit Committee reviewed and discussed the Company’s audited financial statements with the Company’s management and independent registered public accounting firm. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm, Burr Pilger Mayer, Inc. (“BPM”) by PCAOB Rule 3526 “Communication with Audit Committees Concerning Independence” and discussed with BPM its independence from the Company. Based on the discussions with management and BPM, the Audit Committee previously recommended to the Board that the Company’s audited financial statements that were reviewed by the Audit Committee and discussed with management and BPM be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The members of the Audit Committee rely on the information provided to them and on the representations made to the Audit Committee by the Company’s management and independent registered public accounting firm without conducting independent verification of the accuracy of such information and representations. Accordingly, the Audit Committee’s oversight does not ensure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not ensure that any audit of the Company’s financial statements conducted by independent registered public accounting firm has been carried out in accordance with generally accepted auditing standards, or that the financial statements are presented in accordance with generally accepted accounting principles.

AUDIT COMMITTEE
D. Blair Baker (Chair)
Edward B. Stead

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our common stock as of April 24, 2015, by the following individuals or groups:

●	each person or entity who is known by us to own beneficially more than five percent of our outstanding stock;

●	each of our named executive officers;

●	each of our directors; and

●	all current directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.  Applicable percentage ownership in the following table is based on approximately 131,134,556 shares of common stock outstanding as of April 15, 2015, as adjusted to include options and warrants exercisable within 60 days of April 15, 2015 held by the indicated stockholder or stockholders.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o the Company.  Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them.  To determine the number of shares beneficially owned by persons other than our directors, executive officers and their affiliates, we have relied on beneficial ownership reports filed by such persons with the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
D. Blair Baker	22,423	*
Winston Black (1)	87,939	*
Christopher W. Haga (2)	20,998	*
Charles Jacobson	6,056	*
J. Brett Pope (3)	363,337	*
Edward B. Stead	22,739	*
Michael D. Weinberg (4)	420,523	*
All current officers and directors as a group	944,015	*

5% Stockholders
Entities affiliated with Carlson Capital, LP (5)	91,120,229	69.0%

* Less than one percent.

(1)	Excludes 1,750,000 options to acquire shares of common stock that vest based upon the 60-day average closing price of the Company’s common stock.

(2)	Mr. Haga and Carlson Capital, L.P. have advised the Company that Mr. Haga is an employee of Carlson Capital, L.P., but is not a controlling person thereof.

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(3)	Excludes 1,750,000 options to acquire shares of common stock that vest based upon the 60-day average closing price of the Company’s common stock.

(4)	Mr. Weinberg and Carlson Capital, L.P. have advised the Company that Mr. Weinberg is an employee of Carlson Capital, L.P., but is not a controlling person thereof.

(5)	Based solely on the Form 4 filed on December 5, 2014, with the SEC reporting beneficial ownership of 90,120, 229 shares. The shares are directly beneficially owned by Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd. (together, the “Funds”). Includes 1,000,000 shares issuable upon the exercise of a warrant held by Double Black Diamond L.P. (“Double Black”). Carlson Capital, L.P. is the investment manager of the Funds and Double Black. Asgard Investment Corp. (“Asgard”) is the general partner of Carlson Capital. Clint D. Carlson is the President of Asgard and the Chief Executive Officer of Carlson Capital. Carlson Capital disclaims beneficial ownership of any and all such shares in excess of their pecuniary interest therein. The principal business address of Carlson Capital is 2100 McKinney Avenue, Suite 1800, Dallas, TX 75201.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014, with respect to the shares of common stock issuable under existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the KANA 1999 Stock Incentive Plan, as amended (the “1999 Stock Incentive Plan”). The category “Equity compensation plans not approved by security holders” in the table below consists of the SWK Holdings Corporation 2010 Equity Incentive Plan, which has not been approved by our stockholders.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	545,000	$1.36	—
Equity compensation plans not approved by security holders	3,500,000	1.20	1,000,000
Total	4,045,000	$1.22	1,000,000

CODE OF ETHICS AND CONDUCT

The Board has adopted a Code of Ethics and Conduct applicable to all directors, officers and employees of the Company, as required by applicable securities laws and the rules of the SEC. A copy of the Code of Ethics and Conduct is posted in the Corporate Governance section of our Internet website at www.swkhold.com.

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TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee Charter requires our Audit Committee to review and approve certain transactions between us and our executive officers and directors and greater than 5% beneficial owners of our common stock, and each of their immediate family members. Transactions subject to the review and approval of the Audit Committee (or another independent body of the Board) include transactions between us and the related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which such person has or will have a direct or indirect material interest. To identify any related party transactions, each year, we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members has an interest. In addition, the Board determines, on an annual basis, which members of the Board meet the definition of independent director as defined in the rules of The NASDAQ Stock Market and reviews and discusses any relationships with a director that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In approving or rejecting any such transaction, the Audit Committee, considers the relevant facts and circumstances available to it, including but not limited to the risks, costs, benefits to our company, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee approves only those transactions that it determines in good faith, are in, or are not inconsistent with, our best interests.

Certain Transactions with Related Persons

Carlson Capital

Equity Issuance

In a series of transactions, the Company issued to funds affiliated with Carlson 73,348,525 newly issued shares of Common Stock for a purchase price of $1.37 per share or an aggregate purchase price of $100,487,279. In connection with the transactions described above, the Company has agreed to reimburse the funds affiliated with Carlson for up to $900,000 in transaction expenses, of which the Company has reimbursed Carlson $516,000. The board appointed a special committee of uninterested directors to negotiate the terms of the transaction.

Credit Agreement

On September 6, 2013, we entered into a credit facility with Double Black Diamond, L.P. (“Double Black”), an affiliate of Carlson. The credit facility provides us financing, primarily for the purchase of eligible investments. The facility works as a delayed draw credit facility where we have the ability to draw down, as necessary, during the draw period up to $30 million, based on certain conditions. The draw period expired on March 6, 2015 and no amounts are outstanding under the facility. Double Black, as lender, received a security interest in substantially all of our assets as collateral for the facility. In conjunction with the credit facility, we issued warrants to Double Black, for 1,000,000 shares of our common stock at a strike price of $1.3875. The warrants have a price dilution mechanism that was triggered by the price that shares were sold in the rights offering, and as a result, the strike price of the warrants was reduced to $1.348. The board appointed a special committee of uninterested directors to negotiate the terms of the transaction.

During 2014, we paid Double Black $446,000 in interest and fees associated with the credit facility.

In the opinion of management, the above-described transactions are fair and reasonable and are as favorable to the Company as those that could have been obtained from unrelated third parties.

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Except as otherwise set forth in this proxy statement, there have not been, and there are not currently proposed, any transactions or series of similar transactions in which we were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board, our executive officers and persons who beneficially own more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely on (i) information provided to us by our current officers and directors and (ii) our review of reporting forms filed by our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock, we believe that during 2014 such persons filed the reports required under Section 16(a) of the Exchange Act on a timely basis.

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PROPOSAL 3—ADVISORY VOTE ON COMPENSATION OF CERTAIN EXECUTIVES

We are providing stockholders with an advisory vote on executive compensation, or “Say on Pay.” The Say on Pay vote is a non-binding advisory vote on the compensation of our named executive officers, as described in the Executive Compensation section of this proxy statement, including the compensation tables and accompanying narrative disclosure. Although non-binding, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

We strongly believe that our ability to retain and motivate our senior management is essential for us to execute our business plan. We place great importance on the consistency of our senior management in achieving results that we believe will enhance long-term stockholder value.

Stockholders are urged to read the Executive Compensation section of this proxy statement, including the compensation tables and the accompanying narrative disclosure, which discusses our compensation philosophy, policies and procedures, as well as outlines the compensation of our named executive officers in fiscal 2014. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Executive Compensation section are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our named executive officers in fiscal 2014 reflects and supports these compensation policies and procedures.

Accordingly, we ask our stockholders to approve the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and related material disclosed in the proxy statement for the 2015 Annual Meeting of Stockholders.”

The Board of Directors recommends a vote FOR adoption of the resolution approving, on an advisory basis the compensation of certain executive officers.

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PROPOSAL 4—Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation

In addition to providing stockholders with the opportunity to cast a “Say on Pay” vote in Proposal 3, we are also providing stockholders with the opportunity to cast an advisory vote on whether the advisory vote on executive compensation should occur every one, two or three years. You have the option to vote for any of the three options, or to abstain from casting a vote. Although this advisory vote regarding the frequency of “Say on Pay” votes is non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “Say on Pay” stockholder advisory votes.

SWK is submitting the three alternative frequencies to our stockholders for consideration. Some commentators have said that a two-year or three-year frequency might be better aligned with compensation trends or programs and would place less emphasis on the results or actions of a single year; other commentators have stated that an annual vote provides a company with more opportunity for timely feedback. We are prepared to operate under any of the three alternative frequencies and look forward to the stockholder vote for input. Because of this rare circumstance in which federal law is requiring that three alternatives be offered to stockholders for consideration, the Board is not making a recommendation as to a favored alternative.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. Because the Board is not making a recommendation on this matter, your shares will not be voted on this matter unless you specifically indicate your preference among the choices. This advisory vote is non-binding on the Board, but the Board will give careful consideration to the voting results on this proposal and expects to be guided by the alternative that receives the greatest number of votes, even if that alternative does not receive a majority of the votes cast.

Stockholders may cast their advisory vote to conduct future advisory votes on executive compensation every “1 YEAR,” “2 YEARS,” or “3 YEARS,” or “ABSTAIN.”

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PROPOSAL 5—APPROVAL OF AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD

The Board has approved and is seeking stockholder approval of an amendment to our Certificate of Incorporation that would declassify the Board (the ’‘Declassification Charter Amendment’’).

Summary of Amendment to Declassify the Board

Article VI of our Certificate of Incorporation currently requires that our Board be divided into three classes, each of which serves for staggered three-year terms. Thus, each year, stockholders elect only one class of directors, constituting approximately one-third of the entire Board.

When fully implemented, Board declassification will permit stockholders to vote annually for all directors. Under the proposed Declassification Charter Amendment, declassification of the Board would be phased-in beginning with the 2016 Annual Meeting. The phase-in would allow directors elected at or prior to the Annual Meeting to complete their respective terms. Directors completing their terms at the 2016 Annual Meeting and at subsequent annual meetings would be elected to one-year terms. Declassification of the Board would be complete as of the 2018 Annual Meeting, and as of that year, all directors would be elected annually.

Until the 2018 Annual Meeting, any director appointed to fill newly created Board seats or vacancies would hold office for a term that coincides with the remaining term of the relevant class. From and after the 2018 Annual Meeting, any director so appointed would hold office until the next Annual Meeting.

In addition, because our Board is classified, our Certificate of Incorporation currently provides that directors may be removed only for cause, consistent with Delaware law. The Declassification Charter Amendment provides that from and after the 2018 Annual Meeting, when declassification is complete, directors may be removed either with or without cause.

The text of Article VI of our Certificate of Incorporation as it is proposed to be amended by this Proposal 5 is attached to this proxy statement as Annex A, with additions of text indicated by underlining and deletions of text indicated by strike-outs.

Corresponding Amendments to the Company’s Bylaws

The Board also has conditionally approved conforming amendments to the Company’s Bylaws. If the Declassification Charter Amendment is approved by stockholders, these conforming amendments would become effective immediately upon the effectiveness of the Declassification Charter Amendment. Stockholder approval is not required for these conforming amendments, and stockholders are not being asked to vote on those amendments.

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Background and Reasons

The Board and the Nominating and Governance Committee evaluate on an ongoing basis our corporate governance policies, including the classified board structure. Our Board has carefully evaluated the current need for classified board structure and members of our Board have discussed this structure with certain of our stockholders. As a result of this evaluation and after carefully considering the advantages of both classified and declassified structures, our board of directors unanimously determined that declassification would be in the best interests of the Company and its stockholders. The Board believes that declassification of the Board supports the Company’s commitment to strong corporate governance.

Vote Required

Approval of the Declassification Charter Amendment requires the affirmative vote of the holders of 66 2/3% of the outstanding shares of the Company’s common stock. Abstentions and broker non-votes will have the same effect as votes against the Declassification Voting Charter Amendment.

If the Declassification Charter Amendment is approved, the amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company intends to do promptly following the Annual Meeting.

The Board of Directors recommends a vote for the proposal to amend the Certificate of Incorporation to declassify the Board.

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PROPOSAL 6—Approval of resolution granting the board AUTHORITY TO Amend the Certificate of Incorporation to Effectuate the Reverse Stock Split

Overview and History

On April 14, 2015, the board of directors adopted resolutions (1) declaring that an amendment to our restated certificate of incorporation to effect a reverse stock split, as described below (the “Reverse Stock Split”), was advisable and (2) directing that a proposal to approve the Reverse Stock Split be submitted to the holders of our common stock.

The form of the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split is attached to this proxy statement as Annex B, with additions of text indicated by underlining and deletions of text indicated by strike-outs. If approved by our stockholders, the Reverse Stock Split would permit (but not require) the board of directors to effect a reverse stock split of our common stock at any time prior to May 15, 2016, at a reverse split ratio between, 1-for-10, to 1-for-100, as determined by the board of directors in its sole discretion. We believe that leaving the ratio to the discretion of the board of directors (provided that it is within the foregoing range) will provide SWK with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, following the receipt of stockholder approval, the board of directors may consider, among other things, factors such as:

➢	the historical trading price and trading volume of our common stock;

➢	the impact on our net operating loss carry-forwards (“NOLs”)

➢	the number of shares of our common stock outstanding;

➢	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

➢	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

➢	prevailing general market and economic conditions.

The board of directors reserves its right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of SWK and its stockholders.

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Depending on the ratio for the Reverse Stock Split determined by the board of directors, between 10 and 100, shares of existing common stock, as determined by the board of directors, will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the board of directors.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our restated certificate of incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the Reverse Stock Split will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to SWK and its stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the certificate of amendment, the board of directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on May 15, 2016, the board of directors will abandon the Reverse Stock Split.

In order to avoid the expense and inconvenience of issuing fractional shares after the Reverse Stock Split, the Company may either (a) arrange for the sale of these fractional shares in the open market and the distribution of the net proceeds (after customary brokerage commissions and other expenses) from such sales to the holders of fractional shares following the Reverse Stock Split (“Cash Recipient Stockholders”); or (b) deposit cash with the transfer agent for payment for the Cash Recipient Stockholders’ fractional shares.

Reasons for the Reverse Stock Split

The board is submitting the Reverse Stock Split to stockholders for approval with the primary intent of increasing the price of our common stock to (i) qualify our common stock for listing on a national stock exchange or The NASDAQ Stock Market (“NASDAQ”) and (ii) make our common stock more attractive to a broader range of investors. In addition to increasing the price of our common stock, the Reverse Stock Split would also reduce certain of our costs, such as proxy solicitation fees. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in SWK’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will make our common stock more attractive to a broader range of investors. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Our common stock is quoted on the Over the Counter Quotation Board (the “OTCQB”). The OTCQB is generally considered less efficient than exchanges such as The New York Stock Exchange and the NASDAQ. Additionally, we may become subject to the SEC rules that affect “penny stocks,” which are stocks below $5.00 per share that are not quoted on the NASDAQ. These SEC rules would make it more difficult for brokers to find buyers for our securities and could lower the net sales prices that our stockholders are able to obtain.

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In addition, because our common stock is not listed on a principal national exchange, we are subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. If we are able to raise the price of our common stock and obtain listing on a national exchange or NASDAQ, we would not be subject to such requirements.

In addition to increasing the price of our common stock, we believe that a Reverse Stock Split will provide SWK and its stockholders with other benefits. Currently, the fees that we pay for custody and clearing services and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Another objective of the Reverse Stock Split is to “cash out” those shareholders holding less than between 10 and 100 shares of Common Stock as of the Effective Time, based on the final ratio determined by the Board. The next paragraph highlights the impact if the Board were to set the ration at 100-1.

As of April 15, 2015, we believe we have approximately 9,400 shareholders. Of our approximately 9,400 shareholders, about 7,500 holders own 100 shares or less. Those 7,500 holders in turn own a total of 166,000 shares. These 7,500 shareholders in total represented approximately 80%% of the total number of stockholders, but own less than .1% of the total number of outstanding shares of Common Stock.

Based on share ownership data as of April 15, 2015, assuming all record and beneficial holders of our Common Stock who hold fewer than 100 shares were cashed out at the time of the Reverse Stock Split, we would be left with approximately 1,900 record and beneficial holders after giving effect to the Reverse Stock Split, and the total number of shareholders after giving effect to the Reverse Stock Split would be reduced by approximately 80%.

The Company would benefit from cost savings as a result of the Reverse Stock Split. The costs of administering each registered shareholder’s account are the same regardless of the number of shares held in each account. Therefore, the Company’s costs to administer numerous small accounts (which account for approximately 80% of all shareholders, exclusive of Objecting Beneficial Owner accounts) are disproportionately high when compared to the total number of shares involved. These costs include administration of stock certificates including printing, affidavits of lost stock certificates, and reissuance, printing and postage costs to mail the consent solicitation materials, and similar costs associated with required mailings to shareholders holding shares in street name through a nominee (i.e., a bank or broker).

In addition, the transaction costs, such as brokerage fees, for stockholders with small accounts may be greater than the value of the stock being sold. The Reverse Stock Split allows stockholders with small accounts to cash out their positions without transaction costs, such as brokerage fees.

The Board reserves the right to elect to abandon the Reverse Stock Split, if it determines, in its sole discretion at any time prior to implementation, that the Reverse Stock Split is no longer in the best interests of the Company and its shareholders.

Based on the ratio selected by the Board, stockholders owning fewer than between 10 to 100 shares of Common Stock immediately prior to the Effective Time would, after giving effect to the Reverse Stock Split, no longer have any equity interest in the Company and therefore would not participate in our future earnings or growth, if any. It will not be possible for cashed out shareholders to re-acquire an equity interest in the Company unless they purchase an interest from a remaining stockholder.

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The Reverse Stock Split would require stockholders who own fewer than between 10 and 100 shares of Common Stock, depending on the ratio selected, to involuntarily surrender their shares for cash. These stockholders would not have the ability to continue to hold their shares. The ownership interest of these shareholders would be terminated as a result of the Reverse Stock Split, but the Board has concluded that the completion of the Reverse Stock Split overall would benefit these shareholders because of, among other reasons, the liquidity provided to them by the Reverse Stock Split.

The below charts outline the capital structure prior to and immediately following the Reverse Stock Split based on both a 10-1 and 100-1 ratio . Note the number of shares disclosed as “Issued and Outstanding” in the below chart accounts for the number of shares issued and outstanding as of the record date.

	Number of shares of Common Stock prior to Reverse Stock Split	Number of shares of Common Stock after 10-1 Reverse Stock Split	Number of shares of Common Stock after 100-1 Reverse Stock Split
Authorized	250,000,000	25,000,000	2,500,000
Issued and Outstanding	131,134,556	13,113,455	1,311,345
Reserved for Issuance	16,982,094	1,698,209	169,820
Authorized but Unissued	101,883,350	235,188,336	248,518,835

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Shares of common stock issued and outstanding at the Effective Time will be affected by the Reverse Stock Split as common stock.

The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the board of directors.

If approved and effected, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our common stock. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in SWK, except that as described below in “—Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive a cash payment in lieu of such fractional share. These cash payments will reduce the number of post-Reverse Stock Split holders of our common stock to the extent there are currently stockholders who would otherwise receive less than one share of common stock after the Reverse Stock Split. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (“CUSIP”) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

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Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, they will be sent a transmittal letter by our transfer agent after the Effective Time and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the Reverse Stock Split.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s). If a stockholder is entitled to a payment in lieu of any fractional share interest, such payment will be made as described below under “—Fractional Shares.”

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders of record who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the board of directors will be entitled to receive cash (without interest and subject to applicable withholding taxes) in lieu of such fractional shares. The Board currently intends to have the Company pay cash (without interest and subject to withholding taxes) for the fractional shares without selling any shares in the open market. If the fractional shares are not sold in the open market, the price paid to Cash Recipient Shareholders will be based upon a price per pre-split share of Common Stock equal to the average daily closing price per share of our Common Stock on the OTCQB for the twenty (20) trading days immediately before and including the Effective Time (the “Fractional Share Price”).

Promptly after Effective Time, we intend to deposit cash believed to be sufficient to cover the aggregate Fractional Share Price for all the fractional shares with our transfer agent, which will be held in trust for the benefit of the Cash Recipient Shareholders. Promptly after the Reverse Stock Split, all Cash Recipient Shareholders will receive cash equal to the Fractional Share Price, without interest, of the shares of Common Stock they held immediately prior to the Reverse Stock Split that were not combined into whole shares of Common Stock upon consummation of the Reverse Stock Split.

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If a stockholder who holds shares in certificated form is entitled to a payment in lieu of any fractional share interest, the stockholder will receive a check as soon as practicable after the Effective Time and after the stockholder has submitted an executed transmittal letter and surrendered all Old Certificates, as described above in “—Holders of Certificated Shares of Common Stock.” If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee, those stockholders should contact their bank, broker, custodian or other nominee for information on the treatment and processing of fractional shares by their bank, broker, custodian or other nominee. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. Stockholders will not be entitled to receive interest for the period of time between the Effective Time and the date payment is received.

Effect of the Reverse Stock Split on Options, Restricted Stock Awards and Units, and Warrants

Based upon the reverse stock split ratio determined by the board of directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards and units will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio determined by the board of directors.

Accounting Matters

The proposed amendments to our restated certificate of incorporation will not affect the par value of our common stock per share, which will remain at $0.01. As a result, as of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Anti-takeover Effects of the Reverse Stock Split

Our Board does not intend to use the ability to issue additional common stock to discourage tender offers or takeover attempts. However, the effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Certificate of Incorporation or bylaws, each as amended. The proposed amendment is not in response to any effort on the part of any party to accumulate common stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change management.

Neither our Certificate of Incorporation nor our Bylaws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Certificate of Incorporation or Bylaws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

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This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “IRC”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of April 15, 2015. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Stockholders should consult their own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding.

Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual.

Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

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U.S. Information Reporting and Backup Withholding Tax.

In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

No Appraisal Rights

Under Delaware law and our restated certificate of incorporation, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Required Vote and Recommendation

Under Delaware law and our certificate of incorporation, the affirmative vote in person or by proxy of holders of a majority of the shares of common stock outstanding as of the Record Date is required to approve the Reverse Stock Split.

While the Board has discretion to determine the ratio that is in the best interests of the Company and the stockholder’s, it is currently anticipated that the Board will determine to effectuate the Reverse Stock Split at a 100-1 ratio. The Board then anticipates approving a 10-1 forward stock split. The effect of these would be to result in an effective 1 for 10 split. The forward stock split does not require stockholder approval.

The Board of Directors recommends a vote for the proposal to grant the Board the authority to amend the Certificate of Incorporation to effectuate the Reverse Stock Split.

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STOCKHOLDER PROPOSALS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2016 annual meeting of stockholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at our principal executive offices by the close of business on December 29, 2015. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any stockholder director nomination or proposal of other business intended to be presented for consideration at the 2016 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at our principal executive offices by January 21, 2016.

The above-mentioned proposals must also be in compliance with our By-Laws and the proxy solicitation rules of the SEC, including but not limited to the information requirements set forth in our By-Laws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

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HOUSEHOLDING

The SEC allows us to deliver a single set of proxy materials to an address shared by two or more of our stockholders.  This delivery method, referred to as “householding,” can result in significant cost savings for the Company.  As a result, stockholders who share the same address and hold some or all of their shares of common stock through a broker, bank or other nominee may receive only one copy of the proxy materials, unless the broker, bank or other nominee has received contrary instructions from one or more of the stockholders at that address. Certain brokers, banks and other nominees have procedures in place to discontinue duplicate mailings to stockholders sharing an address. Beneficial owners that desire to eliminate duplicate mailings should contact their broker, bank or other nominee for more information, and stockholders of record should submit their request by contacting Broadridge, Householding Department, 51 Mercedes Way, Englewood, NY 11717 or call them at 800-542-1061.

The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.  A stockholder preferring to receive his or her own set of proxy materials now or in the future, should contact Broadridge, Householding Department, 51 Mercedes Way, Englewood, NY 11717 or call them at 800-542-1061.

OTHER BUSINESS

As of the date of this proxy statement, SWK received no proposal, nomination for director or other business submitted in accordance with its bylaws for consideration at the Annual Meeting, other than that set forth in the Notice of Annual Meeting of Stockholders and as more specifically described in this proxy statement, and, therefore, it is not expected that any other business will be brought before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the signed proxies received by them in accordance with their best judgment on such business and any matters dealing with the conduct of the Annual Meeting.

By order of the Board of Directors,

J. Brett Pope

Chief Executive Officer

Whether or not you plan to attend the 2015 Annual Meeting of Stockholders, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

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ANNEX A

ARTICLE VI

The number of directors of the Corporation shall be determined by resolution of the Board of Directors.

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Advance notice of stockholder nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws of this Corporation.

At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, or until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the GCL.

The directors of the Corporation shall be divided into three (3) classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. ~~For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated by a resolution of the Board of Directors. At the first annual meeting of stockholders following the closing of the initial public offering of the Corporation’s Common Stock, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three (3) years. At the second annual meeting of stockholders following the closing of the initial public offering of the Corporation’s Common Stock, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three (3) years. At the third annual meeting of stockholders following the initial public offering of the Corporation’s Common Stock, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three (3) years.~~ At each ~~succeeding~~ annual meeting of stockholders, directors shall be elected for a ~~full~~ term of three (3) years ~~to succeed the directors of the class whose terms expire at such annual meeting~~. Notwithstanding the foregoing, (i) at the 2016 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2017 annual meeting of stockholders; (ii) at the 2017 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2018 annual meeting of stockholders; and (iii) at the 2018 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, effective as of the 2018 annual meeting of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the Delaware General Corporation Law and directors shall no longer be divided into classes. ~~If the number of directors is hereafter changed, each director then serving as such shall nevertheless continue as a director of the Class of which he is a member until the expiration of his current term and any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.~~

~~Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified. A director may be removed from office by the affirmative vote of the holders of 66 2/3% of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors, provided that such removal is for cause.~~

If prior to the 2018 annual meeting of stockholders, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office.

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Until the 2018 annual meeting of stockholders, any director of a class elected to fill a vacancy resulting from an increase in the number of directors in such class shall hold office for a term that shall coincide with the remaining term of that class. From and after the 2018 annual meeting of stockholders, any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term expiring at the next annual meeting of stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any director, (i) until the 2018 annual meeting of stockholders, and in accordance with Section 141(k) of the GCL, may be removed from office at any time, but only for cause, and (ii) from and after the 2018 annual meeting of stockholders, may be removed from office at any time, with or without cause, in each case by the affirmative vote of 66 2/3% of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

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ANNEX B

“Effective at 12:01 a.m. Eastern Time on [ ] [ ], 201[5] (the “Reverse Stock Split Effective Time”), each [ ] shares of common stock, par value $0.001 per share, of the Corporation (“Common Stock”) issued and outstanding immediately prior to the Reverse Stock Split Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that in lieu of issuing any such fractional shares, the Corporation shall pay cash equal to the number of shares of Common Stock held by any such holder immediately prior to the Reverse Stock Split that were not combined into whole shares of Common Stock upon consummation of the Reverse Stock Split, multiplied by the fair market value of one pre-Reverse Stock Split share (equal to the average daily closing price per share of the Common Stock on the OTCQB for the twenty (20) trading days immediately before and including the effective date of the Reverse Stock Split).  Each certificate that immediately prior to the Reverse Stock Split Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

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